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                                                                   Exhibit 10.24

                                    WEST(R)
                           TELEMARKETING CORPORATION
                              SERVICING AGREEMENT


Number _________________

This Agreement entered into this 28th day of April 1999 by and between West Telemarketing Corporation, a wholly owned subsidiary of West TeleServices Corporation, 9910 Maple Street, Omaha, Nebraska 68134, ("WTC") and Thane Marketing, 78-140 Calle Tamico, La Quinta, CA 92253 ("Client").

1.       SERVICES

WTC agrees to provide an 800 number answering service for Client utilizing its automated data processing and information capturing system (the "Service").

2.       TERM

This Agreement will be effective the _____ day of ___________ 199___, and shall continue for a minimum period of thirty (30) days. Upon completion of the initial thirty (30) day period, either party may terminate this Agreement upon thirty (30) days prior written notice to the other. In addition, WTC may terminate this Agreement and discontinue service at any time if payments are more than twenty-one (21) days in arrears.

3.       FEES

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4.       MAINTENANCE OF SERVICE

WTC agrees to use its best efforts to provide and maintain its existing systems in accordance with the operating specifications. WTC assumes, however, no responsibility to Client for any interruption of Service which is caused by malfunction or failure of equipment or circumstances beyond the control of WTC.

5.       WARRANTY

WTC warrants that it will provide the Service as described in this Agreement. Except as set forth in paragraph 9 below, WTC shall have no liability whatsoever to Client resulting from a failure to perform any of its obligations under this Agreement. In no event shall WTC be liable to Client for any lost profits or consequential, incidental or punitive damages. WTC makes no other warranties expressed or implied as to the services to be supplied hereunder and disclaims any implied warranties of merchantability or fitness for a particular purpose.

6.       RESPONSIBILITIES OF PARTIES

Additional performance responsibilities of the Client and WTC under this Agreement are set forth in Service Confirmations as shall be issued from time to time.

7.       SOFTWARE SYSTEM CONFIDENTIALITY

Confidential and proprietary information of WTC shall be kept in strictest confidence by Client and protected by all reasonable and necessary security measures. The confidential information shall not be released except to employees utilizing this Service in the ordinary course of their employment or as required by law. The confidential information protected under this Agreement shall consist of the computer system software operating the Service and all information and proprietary data related thereto, and any derivative works thereof as well as research, development, trade secrets or business affairs of WTC, its employees, subsidiaries, affiliates or agents.

8.       DATA CONFIDENTIALITY

WTC shall hold in strictest confidence all information relating to the transactions processed and business affairs of Client. Nothing in this paragraph, however, shall prevent or prohibit WTC from providing access to such information upon request for purposes of regulation, program approval, examination, or investigation upon receipt of a subpoena, investigatory demand or order by applicable state or federal regulatory agencies and authorities or as may be required by law or judicial or administrative process.

9.       INDEMNIFICATION

Client shall indemnify and hold harmless WTC from any and all claims, actions, suits, proceedings, costs, expenses, damages, and liabilities including reasonable attorney's fees, which arise out of or result from Client's use of the Service except those resulting from the negligence of WTC or a breach by WTC of the terms of this Agreement. WTC shall indemnify and hold Client harmless from any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorneys' fees, which arise out of or result from the negligence of WTC or a breach by WTC of any term of this Agreement.

10.      ACTS AND OMISSIONS OF CARRIER

WTC relies on the service of long distance and local carriers in providing the Service and assumes no responsibility for any act or neglect of those carriers which result in an interruption of the Service.

11.      MISCELLANEOUS

A. This Agreement, including all Service Confirmations issued under this Agreement, constitutes the complete Agreement between the parties superseding any previous agreements or understanding. It may be modified only in writing and signed by both parties.

B. All notices required hereunder shall be in writing and shall be deemed duly given on the date mailed, if sent by registered or certified mail, return receipt requested, as follows:

(2)      IF TO CLIENT:
         Attn:
                  Mark Taylor
                  Thane Marketing
                  78-140 Calle Tampico
                  La Quinta, CA 92253

(2)      IF TO WTC:
         Attn:

         West Telemarketing Corporation
         9910 Maple Street
         Omaha, NE 68134

or to such other addresses as either party may designate from time to time by written notice to the other party hereto.

C. Either party, at its option, may assign this Agreement, with the consent of the other party, which content will not unreasonably be withheld, to any other party.

D. No waiver by either party hereto of any breach of this Agreement by the other shall be deemed to be a waiver of any preceding or succeeding breach thereof.

E. This Agreement is not a joint venture or partnership, and each party is entering the relationship as a principal and not as an agent of the other.

F. If any portion of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

G. This Agreement shall be construed in accordance with the laws of the State of Nebraska.

H. Client agrees that any legal action involving this Agreement in any way will be instituted in the State of Nebraska, and the Client consents to jurisdiction of the courts of the State of Nebraska over client's person for purpose of such legal action.

IN WITNESS WHEREOF, the parties have signed this Agreement the date above written.

                         West Telemarketing Corporation

By:   /s/ [Signature Illegible]
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Date:   4/28/99
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                                Client

By:   /s/ Mark Taylor
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Title:  Sr. VP
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Date:   4/27/99
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                                                                 1/98

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